PROSPECTUS Dated                 Pricing Supplement No. 70
March 1, 1997                    Effective October 13, 1997




            U.S. $1,000,000,000               Rule 424(b)(3)
                                           Registration Statement
         FORD MOTOR CREDIT COMPANY              No. 33-62973
      VARIABLE DENOMINATION FLOATING
            RATE DEMAND NOTES


            ------------------


                          Interest Rate Per Annum
                          -----------------------

Period        Tier One Notes   Tier Two Notes     Tier Three Notes
Beginning     Under $15,000    $15,000-$49,999    $50,000 and over
---------     --------------   ---------------   ----------------

10/13/97          5.25%             5.45%             5.65%